FOR:	Immediate Release	CONTACT:	Larry Lentych
	July 19, 2007		574 235 2000

Andrea Short
574 235 2000

1ST SOURCE CORPORATION REPORTS 2ND QUARTER EARNINGS,
DIVIDEND ANNOUNCED

South Bend, IN -- 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $8.06 million for the second quarter of 2007, a decrease of 21.57 percent compared to the $10.28 million reported in the second quarter of 2006. For the first six months of 2007, net income for 1st Source Corporation was $16.58 million, a 17.95 percent decrease from the $20.21 million reported for the same period in 2006. While 1st Source continued to have net loan loss recoveries, they were less than previous periods. Strong loan growth led the company to add to its provision for loan and lease losses for the first time in over two years. This contributed to the decline in earnings.  Other factors that affected the outcome was a decrease in mortgage banking income from a year earlier and increased expenses associated with several new initiatives.

Diluted net income per common share for the second quarter of 2007 amounted to $0.34, down 24.44 percent compared with $0.45 reported in the second quarter of 2006. Diluted net income per share for the first two quarters of 2007 was $0.72 a decrease of 18.18 percent over the $0.88 reported in the same period a year ago.

Christopher J. Murphy III, Chairman and Chief Executive Officer, reported that at the July meeting, the Board of Directors approved a cash dividend of $0.14 per share. The cash dividend will be payable to shareholders of record on August 6, 2007 and paid on August 15, 2007.

Mr. Murphy commented, “The reduction in mortgage banking income coupled with an addition to the reserve and increased expenses from a number of new initiatives led to a disappointing quarter from an earnings standpoint. Having said that, the initiatives are part of our longer term strategy and are necessary for us to remain competitive and grow in the future.”

“In May, we completed the acquisition of First National Bank, Valparaiso, a $600 million 26 location bank in the fastest growing area of our market, and began the process of blending the new organization into the Corporation. We also opened in a new market in an historic building in downtown Lafayette, Indiana. This is a growing area for business banking in the state and is somewhat protected cyclically by the area’s largest employer, Purdue University.”

“In the same month, 1st Source completed the transfer and repositioning of the company’s mortgage business from its Trustcorp Mortgage subsidiary into 1st Source Bank. Our home mortgage efforts will now focus on our retail footprint and allow the broadening of our banking relationships with our mortgage clients.  Neither Trustcorp nor 1st Source Bank were exposed to the subprime market or to the more exotic mortgage products.”

“Work is fast and furious on the installation of a new core computer system which upgrades our infrastructure for effectiveness and efficiency in the long term. This is a huge undertaking affecting all departments, literally replacing our entire system from the mainframe down to the software applications throughout the organization. The project should reach completion and taper off by the end of the fourth quarter. Credit quality remains strong with net recoveries during the quarter. Our net interest margin remains under pressure, and we are taking steps to help improve it. Although our financial performance isn’t the outcome we’d hoped, much is being done today that we believe will reap benefits in the long term,” Mr. Murphy concluded.

As of June 30, 2007, the 1st Source common equity-to-assets ratio was 9.45 percent compared to 9.76 percent a year ago.  Total assets at June 30, 2007, were $4.50 billion, up 24.83 percent from June 30, 2006.  The increase in assets was primarily due to the acquisition of First National Bank, Valparaiso (FNBV) which had assets, including goodwill, of $718.29 million at June 30, 2007.  Total loans and leases were $3.13 billion, an increase of $519.02 million, or 19.85 percent from June 30, 2006.  The acquisition of FNBV contributed $238.98 million toward the increase in total loans and leases for the quarter. Total deposits were $3.59 billion, up $770.83 million or 27.39 percent from the comparable figures at June 30, 2006.  The increase in deposits was mainly due to the acquisition of FNBV which added $562.47 million to the total at June 30, 2007.

1st Source’s reserve for loan and lease losses as of June 30, 2007, was 2.00 percent of total loans and leases compared to 2.26 percent at June 30, 2006.  During the second quarter the acquisition of FNBV added $2.21 million to the reserve for loan and lease losses.  Net recoveries of $0.52 million were recorded for the second quarter 2007, compared to net recoveries of $1.77 million for the same quarter a year ago.  Year-to-date net recoveries of $1.04 million have been recorded in 2007, compared to net recoveries of $2.47 million for the first half of 2006. The ratio of nonperforming assets to net loans and leases was 0.49 percent on June 30, 2007, compared to 0.57 percent on June 30, 2006.

The net interest margin was 3.16 percent for the second quarter of 2007 versus 3.44 percent for the same period in 2006. The net interest margin was 3.17 percent for the six months ending June 30, 2007, versus 3.36 percent for the same period in 2006. Tax-equivalent net interest income was $29.61 million for the second quarter of 2007, up 6.49 percent from 2006’s second quarter. For the first six months of 2007, tax-equivalent net interest income was $56.58 million compared to $53.53 million for the first six months of 2006, an increase of 5.69 percent.

Noninterest income for the second quarter 2007 was relatively unchanged from that of the second quarter 2006 at $19.07 million.  For the first six months of 2007, noninterest income was $36.56 million down 3.98 percent from 2006. Mortgage banking income declined $3.23 million as compared to the first six months of 2006. Gains on venture partnership investment totaled $0.17 million for the first six months of 2007 compared to gains of $2.07 million for the first six months of 2006. Other noninterest income increased from the three- and six- month periods ended June 30, 2007 as compared to the prior year, primarily due to income from interest rate swaps, increased equipment rental income from growth in the portfolio, and increased trust fees and service charges on deposit accounts, which include overdraft and NSF fees, as we added new customers.

Noninterest expense was $34.45 million for the second quarter of 2007, compared with $32.39 million for the second quarter of 2006.  For the first six months, noninterest expense was $66.25 million, compared with $61.79 million for the same period in 2006. The leading factor in the change was in salaries and employee benefits. For the second quarter of 2007 salaries and employee benefits expense was $18.15 million compared to $16.87 million for the quarter a year earlier, and $35.72 million compared to $32.39 million for the first six months of each year, mainly due to a one-time expense reversal related to the adoption of SFAS No. 123(R).

Leased equipment depreciation expense increased in conjunction with the increase in equipment rental income from second quarter and year-to-date of 2006 to second quarter and year-to-date of 2007.  Furniture and equipment expense increased for the second quarter of 2007 compared to the second quarter of 2006 and on a year-over-year basis due to increased software costs, expenses related to the core system conversion project, and other processing charges.  Additionally, increases were experienced in business development and marketing expense, net occupancy expense, professional fees, and supplies and communication in the second quarter and first half of 2007, as compared to the second quarter and first half of 2006.

1st Source is the largest locally controlled financial institution serving the northern Indiana-southwestern Michigan area. The Corporation has two main subsidiaries, 1st Source Bank and First National Bank, Valparaiso, which offer a full range of consumer and business banking products with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes over 80 banking centers in 17 counties plus 24 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.

1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the Nasdaq Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Incorporated; FTN Midwest Securities Corp.; Goldman, Sachs & Company; Howe Barnes Investments; Keefe, Bruyette & Woods, Incorporated; Lehman Brothers, Incorporated; Morgan Stanley & Company, Incorporated; Sandler O’Neill & Partners; Stifel, Nicolaus & Company; Susquehanna Capital Group; and UBS Securities LLC.

Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
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1st SOURCE CORPORATION				Page 5
2nd QUARTER 2007 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
END OF PERIOD BALANCES
Assets			$4,504,650	$3,608,526
Loans and leases			3,134,170	2,615,152
Deposits			3,585,441	2,814,609
Reserve for loan and lease losses			62,682	59,197
Intangible assets			91,196	20,056
Common shareholders' equity			425,526	352,312

AVERAGE BALANCES
Assets	$4,024,910	$3,482,532	$3,854,301	$3,444,006
Earning assets	3,752,861	3,246,329	3,603,070	3,209,319
Investments	704,204	627,317	684,884	630,560
Loans and leases	2,899,340	2,542,118	2,803,434	2,499,834
Deposits	3,192,247	2,706,707	3,042,150	2,660,751
Interest bearing liabilities	3,195,122	2,698,097	3,062,164	2,665,772
Common shareholders' equity	396,173	352,149	385,244	350,734

INCOME STATEMENT DATA
Net interest income	$28,871	$27,145	$55,143	$52,244
Net interest income - FTE	29,611	27,807	56,576	53,530
Provision for (recovery of) loan and lease losses	1,247	(1,671)	624	(1,971)
Noninterest income	19,070	19,067	36,556	38,072
Noninterest expense	34,446	32,386	66,246	61,792
Net income	8,060	10,277	16,583	20,210

PER SHARE DATA
Basic net income per common share	$0.35	$0.46	$0.73	$0.90
Diluted net income per common share	0.34	0.45	0.72	0.88
Cash dividends paid per common share	0.140	0.127	0.280	0.255
Book value per common share	17.43	15.67	17.43	15.67
Market value - High	27.920	30.809	32.620	30.809
Market value - Low	23.320	24.682	23.320	22.636
Basic weighted average common shares outstanding	23,127,790	22,505,875	22,818,015	22,576,338
Diluted weighted average common shares outstanding	23,423,121	22,810,923	23,113,159	22,876,839

KEY RATIOS
Return on average assets	0.80%	1.18%	0.87%	1.18%
Return on average common shareholders' equity	8.16	11.71	8.68	11.62
Average common shareholders' equity to average assets	9.84	10.11	10.00	10.18
End of period tangible common equity to tangible assets	7.58	9.26	7.58	9.26
Net interest margin	3.16	3.44	3.17	3.36
Efficiency: expense to revenue	68.28	66.79	68.67	66.55
Net charge-offs to average loans and leases	(0.07)	(0.28)	(0.07)	(0.20)
Loan and lease loss reserve to loans and leases	2.00	2.26	2.00	2.26
Nonperforming assets to loans and leases	0.49	0.57	0.49	0.57

ASSET QUALITY
Loans and leases past due 90 days or more			$205	$278
Nonaccrual and restructured loans and leases			10,274	13,252
Other real estate			2,856	819
Repossessions			2,183	1,082
Equipment owned under operating leases			170	-
Total nonperforming assets			15,688	15,431

1st SOURCE CORPORATION		Page 6
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30, 2007	June 30, 2006
ASSETS
Cash and due from banks	$97,691	$118,884
Federal funds sold and
interest bearing deposits with other banks	196,232	2,320
Investment securities available-for-sale
(amortized cost of $797,840 and $635,176 at
June 30, 2007 and 2006, respectively)	794,604	628,366

Trading account securities	-	300

Mortgages held for sale	25,599	82,018

Loans and leases, net of unearned discount:
Commercial and agricultural loans	567,932	491,334
Auto, light truck and environmental equipment	350,254	337,497
Medium and heavy duty truck	329,103	319,845
Aircraft financing	535,362	453,470
Construction equipment financing	362,654	273,621
Loans secured by real estate	834,153	618,204
Consumer loans	154,712	121,181
Total loans and leases	3,134,170	2,615,152
Reserve for loan and lease losses	(62,682)	(59,197)
Net loans and leases	3,071,488	2,555,955

Equipment owned under operating leases, net	79,082	67,647
Net Premises and equipment	50,847	37,414
Accrued income and other assets	189,107	115,622

Total assets	$4,504,650	$3,608,526

LIABILITIES
Deposits:
Noninterest bearing	$380,681	$379,230
Interest bearing	3,204,760	2,435,379
Total deposits	3,585,441	2,814,609

Federal funds purchased and securities
sold under agreements to repurchase	241,578	217,923
Other short-term borrowings	22,874	67,799
Long-term debt and mandatorily redeemable securities	44,199	33,554
Subordinated notes	100,260	59,022
Accrued expenses and other liabilities	84,772	63,307
Total liabilities	4,079,124	3,256,214

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	-
Common stock; no par value	342,840	221,579
Retained earnings	110,220	154,339
Cost of common stock in treasury	(25,524)	(19,405)
Accumulated other comprehensive loss	(2,010)	(4,201)
Total shareholders' equity	425,526	352,312

Total liabilities and shareholders' equity	$4,504,650	$3,608,526

1st SOURCE CORPORATION				Page 7
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Interest income:
Loans and leases	$53,078	$44,421	$101,352	$85,309
Investment securities, taxable	5,991	4,797	11,721	8,722
Investment securities, tax-exempt	1,721	1,292	3,138	2,559
Other	1,542	271	2,074	587

Total interest income	62,332	50,781	118,285	97,177

Interest expense:
Deposits	28,795	19,283	54,065	36,316
Short-term borrowings	2,572	2,822	5,262	5,582
Subordinated notes	1,296	1,080	2,390	2,130
Long-term debt and mandatorily redeemable securities	798	451	1,425	905

Total interest expense	33,461	23,636	63,142	44,933

Net interest income	28,871	27,145	55,143	52,244
Provision for (recovery of) loan and lease losses	1,247	(1,671)	624	(1,971)

Net interest income after provision for (recovery of) loan and lease losses	27,624	28,816	54,519	54,215

Noninterest income:
Trust fees	3,871	3,658	7,514	7,049
Service charges on deposit accounts	5,226	4,917	9,796	9,303
Mortgage banking income	1,059	3,105	1,630	4,862
Insurance commissions	938	932	2,576	2,614
Equipment rental income	5,287	4,658	10,385	8,878
Other income	2,482	1,647	4,201	3,133
Investment securities and other investment gains	207	150	454	2,233

Total noninterest income	19,070	19,067	36,556	38,072

Noninterest expense:
Salaries and employee benefits	18,153	16,873	35,719	32,387
Net occupancy expense	2,149	1,860	4,085	3,727
Furniture and equipment expense	3,748	2,959	6,842	6,093
Depreciation - leased equipment	4,243	3,547	8,319	6,929
Supplies and communication	1,512	1,307	2,784	2,670
Other expense	4,641	5,840	8,497	9,986

Total noninterest expense	34,446	32,386	66,246	61,792

Income before income taxes	12,248	15,497	24,829	30,495
Income tax expense	4,188	5,220	8,246	10,285

Net income	$8,060	$10,277	$16,583	$20,210